SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2009

STELLAR RESOURCES, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-51400	98-0373867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

375 North Stephanie Street, Suite 1411, Las Vegas, Nevada 89014
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 547-4614

_________________________________________________
 (Former Name or Former Address, if  Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, “we,” “us,” “our,” and the “Company” refers to Stellar Resources, Ltd., a Nevada corporation and its subsidiaries, unless otherwise stated.

ITEM 1.02  Termination of a Material Definitive Agreement

On November 10, 2009, notification was mutually agreed to by Zyrox Mining Company Ltd. (“Zyrox”) and the Company to terminate the letter of Intent signed June 15, 2009 which allowed the Company to explore and further develop Zyrox’s currently held Texada Island Project due to the Company’s inability to raise sufficient working capital in the allotted timeframe.

The terms were that Zyrox agreed to provide its 250 ton per day processing plant, historical exploration data, bulk test permit, reclamation bond, and intellectual property pertaining to Texada Island, together with exclusive rights to allow the Company to acquire a 70% working interest in the Project on or before June 15, 2010 upon receiving a third party evaluation of the assets of Zyrox as they pertain to the Texada Project.  No party or any other person or entity shall be entitled to receive any fees or compensation from the Company, Zyrox or any other person arising out of or from any termination of this Letter of Intent.

ITEM 9.01  Financial Statements and Exhibits

Exhibit Number	Description

99.1	News Release dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR RESOURCES, LTD.

Date: November 13, 2009	By:	/s/ Luigi Rispoli
Luigi Rispoli, President